                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by the Registrant                    [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                                   TIVO INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5    Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   TiVo Inc.
                                2160 Gold Street
                                 P.O. Box 2160
                                Alviso, CA 95002

                               ----------------

                                                             [LOGO OF TIVO INC.]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, JUNE 15, 2001

                               ----------------

To The Stockholders of TiVo Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders of TiVo Inc., a Delaware corporation, will be held on Friday, June 15, 2001, at 10:00 a.m. local time at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California for the following purposes:

     1. To elect four directors to hold office until the 2004 Annual Meeting of Stockholders;

     2. To ratify the selection of Arthur Andersen LLP as independent auditors of TiVo for its fiscal year ending January 31, 2002;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement that is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on Friday, April 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting or at any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ Michael Ramsay
                                          Michael Ramsay
                                          Chairman of the Board, Chief
                                           Executive Officer and President

Alviso, California
April 30, 2001


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   TiVo Inc.
                                2160 Gold Street
                                 P.O. Box 2160
                                Alviso, CA 95002

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   The enclosed proxy is solicited on behalf of the Board of Directors of TiVo Inc., a Delaware corporation ("TiVo"), for use at the Annual Meeting of Stockholders to be held on June 15, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Latham & Watkins at 135 Commonwealth Drive, Menlo Park, California. TiVo intends to mail this proxy statement and accompanying proxy card on or about May 7, 2001 to all stockholders entitled to vote at the Annual Meeting.

Shares Entitled to Vote

   Only holders of record of Series A Convertible Preferred Stock and Common Stock at the close of business on April 20, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2001, TiVo had outstanding and entitled to vote 1,111,861 shares of its $.001 par value Series A Convertible Preferred Stock (the "Preferred Stock") and 43,721,782 shares of its $.001 par value Common Stock (the "Common Stock").

   The Preferred Stock shall vote together with the shares of the Common Stock of TiVo and not as a separate class. Each holder of record of Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Preferred Stock are convertible immediately after the close of business on April 20, 2001. Each holder of record of Preferred Stock and Common Stock on April 20, 2001 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Voting and Solicitation

   All votes will be tabulated by the Inspector of Elections ("Inspector") appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Preferred Stock and Common Stock PRESENT IN PERSON OR REPRESENTED BY PROXY at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares ENTITLED TO VOTE and present in person or represented by proxy. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors and FOR ratification of the selection of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. TiVo believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

   TiVo will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Preferred Stock and Common Stock beneficially owned by others to forward to such beneficial owners. TiVo may reimburse persons representing beneficial owners of Preferred Stock and Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of TiVo. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of TiVo at the its principal executive office, 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting Confidentiality

   Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

   Final voting results will be announced at the meeting and will be published in TiVo's Quarterly Report on Form 10-Q for the quarter ending July 31, 2002. We file this quarterly report with the Securities and Exchange Commission ("SEC"). After the report is filed, you may obtain a copy by:

  . Visiting our web site at www.tivo.com; or

  . Contacting our Investor Relations department at (408) 519-9101.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   TiVo's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of ten members. There are four directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of TiVo who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 Annual Meeting and until his or her successor has been elected and qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   The names of the nominees and directors, their ages as of April 20, 2001 and certain other information about them are set forth below:

                                                                       Director
 Name of Nominee or Director   Age Principal Occupation                 Since
 ---------------------------   --- --------------------                --------
 Michael Ramsay (1)..........   51 Chairman, Chief Executive Officer     1997
                                    and President of TiVo

 Geoffrey Y. Yang (1)(2)(3)..   42 Managing Director, Redpoint           1997
                                    Ventures

 Randy Komisar (1)(3)........   45 Strategic advisor to various          1998
                                    privately held companies

 James Barton (1)............   43 Senior Vice President, Research       1997
                                    and Development, and Chief
                                    Technical Officer of TiVo

 Michael J. Homer (1)(2).....   41 Chief Executive Officer, Zodiac       1999
                                    Networks, Inc.

 Stewart Alsop (1)(3)........   47 General Partner, New Enterprise       1997
                                    Associates

 Larry N. Chapman (2)........   45 President, DIRECTV Global Digital     1999
                                    Media, Inc.

 Jan P. Oosterveld...........   57 Senior Director of Corporate          1999
                                    Strategy, Royal Philips
                                    Electronics Group of Companies

 John S. Hendricks...........   47 Chairman and Chief Executive          1999
                                    Officer, Discovery
                                    Communications, Inc.

 David M. Zaslav.............   41 President, NBC Cable                  2000

--------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

   There are no family relationships among any of the directors or executive officers of TiVo.

Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting of Stockholders

James Barton

   James Barton is a co-founder of TiVo and has served as Chief Technical Officer and director since its inception, and as Senior Vice President of Research and Development since March 2000. From June 1996 to August 1997, Mr. Barton was President and Chief Executive Officer of Network Age Software, Inc., a company that he founded to develop software products targeted at managed electronic distribution. From November 1994 to May 1996, Mr. Barton served as Chief Technical Officer of Interactive Digital Solutions Company, a joint venture of Silicon Graphics, Inc. ("SGI") and AT&T Network Systems created to develop interactive television systems. From June 1993 to November 1994, Mr. Barton served as Vice President and General Manager of the Media Systems Division of SGI. From January 1990 to May 1991, Mr. Barton served as Vice President and General Manager of the Systems Software Division of SGI. Prior to joining SGI, Mr. Barton held technical and management positions with Hewlett-Packard and Bell Laboratories. Mr. Barton holds a B.S. degree in Electrical Engineering and an M.S. degree in Computer Science from the University of Colorado at Boulder.

Michael J. Homer

   Michael J. Homer has served as a director of TiVo since July 1999. Mr. Homer is Chief Executive Officer and a director of Zodiac Networks, Inc., a privately held Internet software company. Mr. Homer was employed by Netscape Communications Corporation, from 1994 to 1998, and has served as a Senior Vice President of America Online, Inc. from March 1998 to 2000. From July 1997 to March 1998, he was Executive Vice President of Sales and Marketing for Netscape, and from October 1994 to July 1997, he served as Netscape's Vice President of Marketing. Prior to joining Netscape, Mr. Homer served as Vice President of Engineering for GO Corporation. Mr. Homer also serves on the board of directors of Palm, Inc., a publicly held provider of mobile and wireless Internet services and handheld computing; and Eazel, Inc., a privately held developer of Internet desktop productivity software. Mr. Homer holds a B.S. degree in Finance from the University of California at Berkeley.

Stewart Alsop

   Stewart Alsop has served as a director of TiVo since October 1997. Since 1998, Mr. Alsop has served as a general partner at New Enterprise Associates, a venture capital investment firm. Mr. Alsop was a venture partner at New Enterprise Associates from 1996 to 1998. Mr. Alsop is also a columnist for Fortune magazine. From June 1991 to 1996, Mr. Alsop served as Senior Vice President and Editor-in-Chief of InfoWorld Media Group, Inc., which publishes InfoWorld, a weekly newspaper for information-technology professionals. Mr. Alsop also serves on the board of directors of Be Inc., a manufacturer of computer operating systems and the board of directors of Netcentives, a provider of online direct marketing products and services. He holds a B.A. degree in English from Occidental College.

David M. Zaslav

   David M. Zaslav has served as a director of TiVo since September 2000. Mr. Zaslav was elected to serve on the Board as the nominee of NBC pursuant to an agreement between TiVo and certain stockholders. Since April 1996, Mr. Zaslav has been the President of NBC Cable, a cable television distribution company which provides CNBC, MSNBC, and Valuevision to cable television systems and satellite television providers across the United States, and which has equity interests in the A&E Network, The History Channel, and Rainbow Media Group. Mr. Zaslav has been employed with NBC since 1989. Prior to his present position, Mr. Zaslav served in a number of capacities for NBC, including Executive Vice President, Business Development, Senior Vice President and General Counsel, NBC Cable. Prior to joining NBC, Mr. Zaslav was an attorney at the law firm of LeBouef, Lamb, Leiby & MacRae, based in New York. Mr. Zaslav also serves on the board of directors of the Arts & Entertainment Network, RespondTV, Cable in the Classroom and the Center for Communications in New York. Since 1990, Mr. Zaslav has been an adjunct professor at Fordham University Graduate School. He holds a B.S. degree from SUNY Binghamton and a J.D. degree from Boston University School of Law.

                       THE BOARD OF DIRECTORS RECOMMENDS

              A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders

Larry N. Chapman

   Larry N. Chapman has served as a director of TiVo since April 1999. Mr. Chapman was elected to serve on the Board as the nominee of DIRECTV, Inc. ("DIRECTV") pursuant to an agreement between TiVo and certain stockholders. Since April 2000, Mr. Chapman has been the President of DIRECTV Global Digital Media, Inc., a leading digital television service provider and a unit of Hughes Electronics Corporation. Prior to his present position, Mr. Chapman served in a number of capacities for DIRECTV since its inception in 1990, including Executive Vice President of New Ventures, Advanced Products and Programming, Senior Vice President of Special Markets and Distribution, Senior Vice President of Programming, and Vice President of Business Affairs and Development. Mr. Chapman holds a B.S. degree and M.S. degree in Electrical Engineering from the University of Florida.

Jan P. Oosterveld

   Jan P. Oosterveld has served as a director of TiVo since September 1999. Mr. Oosterveld was elected to serve on the Board as the nominee of Royal Philips Electronics ("Philips") pursuant to an agreement between TiVo and certain stockholders. Since 1972, Mr. Oosterveld has been employed with Philips, an electronics company. Since May 1997, he has served as Senior Director of Corporate Strategy of Philips and a member of the Philips Group Management Committee. Since April 1999, he also has served as a director of Philips Venture Capital Fund B.V. Prior to 1997, Mr. Oosterveld was involved in the management of Philips' Key Modules division. Mr. Oosterveld holds an M.B.A. degree from the Instituto de Estudios Superiors de la Empresa in Barcelona, Spain.

John S. Hendricks

   John S. Hendricks has served as a director of TiVo since September 1999. Mr. Hendricks was elected to serve on the Board as the nominee of Discovery Communications, Inc. ("Discovery") pursuant to an agreement between TiVo and certain stockholders. Mr. Hendricks is the Chairman and Chief Executive Officer of Discovery, a privately held, diversified media company, which he founded in 1982. He is also a member of the boards of directors of Excalibur Technologies Corporation, a software solutions company, Interactive Pictures Corporation, an interactive photography and imaging company, the National Museum of Natural History, Smithsonian Institution, the James Madison Council, the Library of Congress and the National Cable Television Association. Mr. Hendricks is a member of the advisory board of the Lowell Observatory, Chairman of the Board of Trustees of the Walter Kaltz Foundation and co-chair of the CEO Forum on Education and Technology. Mr. Hendricks holds a B.A. degree and an honorary doctorate from the University of Alabama.

Directors Continuing in Office Until the 2003 Annual Meeting of Stockholders

Michael Ramsay

   Michael Ramsay is a co-founder of TiVo and has served as TiVo's Chairman of the Board of Directors, Chief Executive Officer and President since its inception in August 1997. From April 1996 to July 1997, Mr. Ramsay was the Senior Vice President of the Silicon Desktop Group for SGI, a manufacturer of advanced graphics computers. From August 1994 to April 1996, Mr. Ramsay was President of Silicon Studio, Inc., a wholly owned subsidiary of SGI focused on enabling applications development for emerging interactive media markets. From July 1991 to August 1994, Mr. Ramsay served as the Senior Vice President and General Manager of SGI's Visual Systems Group. Mr. Ramsay also held the positions of vice president and general manager for the Entry Systems Division of SGI. Prior to 1986, Mr. Ramsay held research & development and engineering management positions at Hewlett-Packard and Convergent Technologies. Mr. Ramsay holds a B.S. degree in Electrical Engineering from the University of Edinburgh, Scotland.

Geoffrey Y. Yang

   Geoffrey Y. Yang has served as a director of TiVo since October 1997. Since August 1999, Mr. Yang has been a general partner of Redpoint Ventures, a venture capital firm. Prior to joining Redpoint Ventures, Mr. Yang was a general partner of Institutional Venture Partners, a venture capital firm, from 1989 to 1999. Mr. Yang is a director of Ask Jeeves, Inc., a provider of natural-language question answering services on the Internet, and Turnstone Systems, Inc., a provider of products that enable DSL services. Mr. Yang holds a B.A. degree in Economics from Princeton University, a B.S.E. degree in Engineering and Management Systems from Princeton University and an M.B.A. degree from Stanford University.

Randy Komisar

   Randy Komisar has served as a director of TiVo since March 1998. Since 1996, Mr. Komisar has been a strategic business advisor to various start-up companies. Mr. Komisar was President and Chief Executive Officer of Crystal Dynamics Inc., a video game development and publishing company, between May 1995 and June 1996. He served as President and Chief Executive Officer of LucasArts Entertainment Company, a digital entertainment company, between January 1994 and May 1995. Mr. Komisar holds a B.A. degree in Economics from Brown University and a J.D. degree from Harvard Law School.

Board Committees, Members and Meetings

   During the calendar year ended December 31, 2000, the Board of Directors held four meetings. The Board has an Executive Committee, an Audit Committee and a Compensation Committee. During the calendar year ended December 31, 2000, each Board member, with the exception of Mr. Oosterveld, attended 75% or more of the aggregate of the meetings of the Board and of the Committees on which he served, held during the period for which he was a director or committee member, respectively.

   Executive Committee. The Executive Committee has broad discretionary authority to take most actions that may be taken by the Board of Directors, including acting upon recommendations of other committees of the Board of Directors, declaring a dividend, authorizing the issuance of stock and administering our stock plans. Actions the Executive Committee is not authorized to take include: amending our Certificate of Incorporation or Bylaws, adopting an agreement of merger or consolidation or appointing members to other committees of our Board of Directors. The Executive Committee met ten times during the calendar year ended December 31, 2000. The Executive Committee consists of Messrs. Ramsay, Barton, Yang, Alsop, Homer and Komisar.

   Compensation Committee. The Compensation Committee is responsible for determining salaries and incentive compensation for our directors, officers, employees and consultants, and administering our stock option incentive plans. The Compensation Committee consists of Messrs. Alsop, Komisar and Yang and met twice during the last calendar year.

   Audit Committee. The Audit Committee is responsible for, among other things, making recommendations to the Board of Directors regarding the engagement of our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of our internal accounting controls. The Audit Committee is composed of outside directors who are not our officers or employees. The Audit Committee met twice the calendar year ended December 31, 2000 and consists of Messrs. Yang, Chapman and Homer.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee reviews TiVo's financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three independent non-employee directors and operates under a written charter (attached as Exhibit A to our 1999 proxy statement filed with the SEC on July 6, 2000) adopted by the Board of Directors. No member of the Audit Committee is employed by or has any material relationship with TiVo. Management has the primary responsibility for preparing the financial statements and the reporting process, including TiVo's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for calendar year ended December 31, 2000 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, and the clarity of financial statement disclosures. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of TiVo's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from and discussed with the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee also reviewed and discussed with the independent auditors any matters required to be considered by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and No. 90 (Audit Committee Communications). The Audit Committee periodically met with the independent auditors and the operating controls group, with and without management present, to discuss the results of their examinations, their evaluations of TiVo's internal controls and the overall quality of TiVo's financial reporting. In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the calendar year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Independent Auditors Fees

   In addition to retaining Arthur Andersen LLP to audit the consolidated financial statements for 2000, TiVo retained Arthur Andersen, as well as other consulting firms, to provide various consulting services during the calendar year ended December 31, 2000, and expect to continue to do so in the future. The aggregate fees billed for professional services by Arthur Andersen LLP in the calendar year ended December 31, 2000 for these various services were:

   Audit Fees. The aggregate fees billed by TiVo's principal accounting firm, Arthur Andersen LLP for professional services rendered for the audit of the annual financial statements and the reviews of the financial statements included in TiVo's Quarterly Reports on Form 10-Q for the calendar year ended December 31, 2000 totaled $127,000.

   All Other Fees. Arthur Andersen LLP also billed TiVo $64,000 for tax and consulting fees. Arthur Andersen LLP did not provide services related to financial information systems design or implementation. Although TiVo expects to continue to retain other firms to assist in the design and implementation of its financial information systems, TiVo managers make all management decisions with respect to such systems, and are responsible for evaluating the adequacy of such systems and for establishing and maintaining TiVO's system of internal accounting controls.

   After careful consideration, the Audit Committee of our Board of Directors has concluded that the provisioning of these non-audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen LLP 's auditor independence.
                                          Audit Committee

                                          Geoffrey Y. Yang
                                          Larry N. Chapman
                                          Michael J. Homer

Compensation of Directors

   Each non-employee director of TiVo is eligible for reimbursement for his expenses incurred in connection with attendance at Board meetings in accordance with TiVo's policy. Directors who are also executive officers do not receive any additional compensation for serving as members of the Board or any other committee of the Board.

   Each non-employee director of TiVo also receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of TiVo or an affiliate of such directors (as defined in the Internal Revenue Code of 1986, as amended) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by TiVo not to qualify as incentive stock options under the Code.

   Option grants under the Directors' Plan are non-discretionary. Under the Director's Plan, non-employee directors are granted a nonstatutory option to purchase 20,000 shares of Common Stock on the date on which such person is first elected or appointed a director. Options initially granted under the Directors' Plan vest over a two-year period at a rate of 1/24th per month. In addition, on the day after each of our annual meetings of stockholders, starting with the Annual Meeting in 2001, each non-employee director will automatically receive an option for 10,000 shares if the director has been a non-employee director for at least the prior eighteen months. This option will be fully vested upon its grant. The exercise price of options under the Directors' Plan will be equal to the fair market value of the Common Stock on the date of grant.

   Options generally have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The option term is 10 years but it terminates three months after the optionholder's service as a director, an employee or a consultant to TiVo or its affiliates terminates. If such termination is due to the optionholder's disability, the exercise period is extended to 12 months. If such termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the exercise period is extended to 18 months following death. The optionholder may transfer the option by gift to immediate family or for estate-planning purposes. The optionholder also may designate a beneficiary to exercise the option following the optionholder's death. Otherwise, the option exercise rights will pass by the optionholder's will or by the laws of descent and distribution. Transactions not involving receipt of consideration by TiVo, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares subject to the Directors' Plan and to outstanding options. In that event, the Board will appropriately adjust the Directors' Plan as to the class and the maximum number of shares subject to the Directors' Plan and subject to future option grants. It also will adjust outstanding options as to the class, number of shares and price per share subject to such options. Upon a change in control of TiVo, the vesting and exercisability of outstanding options will accelerate, and the options will terminate unless an acquiring corporation assumes or replaces outstanding options.

   During the last calendar year, TiVo granted options covering 40,000 shares to two non-employee directors of TiVo, at exercise prices per share ranging from $18.44 to $18.45. As of April 12, 2001, options to purchase 21,667 options had been exercised under the Directors' Plan.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Arthur Andersen LLP as TiVo's independent public auditors for the fiscal year ending January 31, 2002 and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited TiVo's financial statements since its inception in 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Arthur Andersen LLP as TiVo's independent public auditors is not required by TiVo's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent public auditors at any time during the year if they determine that such a change would be in the best interests of TiVo and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on proposal 2 at the Annual Meeting will be required to ratify the selection of Arthur Anderson LLP as TiVo's independent public auditors.

                       THE BOARD OF DIRECTORS RECOMMENDS

                         A VOTE IN FAVOR OF PROPOSAL 2

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of TiVo's Common Stock as of April 12, 2001 by: (i) each director; (ii) each of the executive officers named in the Summary of Executive Compensation table;
(iii) all executive officers and directors of TiVo as a group; and (iv) all those known by TiVo to be beneficial owners of more than five percent of TiVo's Common Stock.

Beneficial Owner                                  Beneficial Ownership (1)
----------------                             ---------------------------------
Executive Officers and Directors             Number of Shares Percent of Total
--------------------------------             ---------------- ----------------
Michael Ramsay (2)..........................     3,009,999           6.7%
James Barton (3)............................     1,774,999           4.0%
David Courtney (4)..........................       486,285           1.1%
Geoffrey Y. Yang (5)........................     4,250,904           9.7%
Larry N. Chapman (6)........................     3,406,601           7.8%
Stewart Alsop (7)...........................     2,610,051           6.0%
Jan P. Oosterveld (8).......................     1,371,351           3.1%
David Zaslav (9)............................     1,033,513           2.4%
John S. Hendricks (10)......................       740,461           1.7%
Randy Komisar (11)..........................       253,133             *
Michael J. Homer (12).......................        20,000             *
5% Stockholders
---------------
America Online, Inc. (13)...................     8,218,932          17.7%
 22000 AOL Way
 Dulles, VA 20166-9323
Entities Affiliated with Institutional
 Venture Partners (5).......................     4,217,204           9.6%
 3000 Sand Hill Road
 Building 2, Suite 290
 Menlo Park, CA 94025
DIRECTV, Inc. (6)...........................     3,386,601           7.7%
 2230 East Imperial Highway
 El Segundo, CA 90245
Sony Corporation of America, Inc............     2,643,482           6.0%
 550 Madison Avenue
 New York, NY 10022
Entities Affiliated with New Enterprise
 Associates (7).............................     2,579,902           5.9%
 2490 Sand Hill Road
 Menlo Park, CA 94025
All executive officers and directors as a
 group (11 persons) (14)....................    18,957,297          43.4%

--------
  * Less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, TiVo believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 43,711,582 shares outstanding on April 12, 2001 adjusted as required by rules promulgated by the SEC.
(2) Includes 91,160 shares subject to repurchase by TiVo within 60 days of April 12, 2001 and also includes 925,000 shares Mr. Ramsay has the right to acquire pursuant to outstanding options exercisable within 60 days, 567,709 of which will not have vested.

 (3) Includes 91,160 shares subject to repurchase by TiVo within 60 days of April 12, 2001 and also includes 275,000 shares Mr. Barton has the right to acquire pursuant to outstanding options exercisable within 60 days, 197,085 of which will not have vested.
 (4) Includes 430,782 shares Mr. Courtney has the right to acquire pursuant to outstanding options exercisable within 60 days of April 12, 2001, 314,856 shares of which will not have vested.
 (5) Includes 4,041,747 shares of stock owned by Institutional Venture Partners VII, L.P. ("IVP"), 83,638 shares of stock owned by Institutional Venture Management VII, L.P. ("IVM VII") and 91,819 shares of stock owned by IVP Founders Fund I, L.P. ("FFI"). Mr. Yang, one of TiVo's directors, was a general partner of IVM VII, the general partner of IVP, and a general partner of Institutional Venture Management VI, L.P., the general partner of FFI. Mr. Yang disclaims beneficial ownership of these shares except to the extent of his individual partnership interests, but exercises sole voting and investment power with respect to 13,700 shares and shared voting and investment power with respect to the remainder of these shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 1,667 shares of which will not have vested.
 (6) Includes 3,386,601 shares held by DIRECTV, Inc. Mr. Chapman is an officer of DIRECTV and is a member of TiVo's Board of Directors. Mr. Chapman disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 1,667 shares of which will not have vested.
 (7) Includes 2,579,902 shares held by New Enterprise Associates VII, Limited Partnership. Mr. Alsop, one of TiVo's directors, is a limited partner of NEA Partners VII, Limited Partnership, which is the general partner of New Enterprise Associates VII, Limited Partnership. Mr. Alsop disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 1,667 shares of which will not have vested.
 (8) Includes 1,351,351 shares held by Philips Venture Capital Fund B.V. Mr. Oosterveld is an officer of Royal Philips Electronics, of which Philips Venture Capital Fund B.V. forms a part, and is a member of TiVO's Board of Directors. Mr. Oosterveld disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 1,667 shares of which will not have vested.
 (9) Includes 1,013,513 shares held by NBC Multimedia, Inc. Mr. Zaslav, a member of TiVo's Board of Directors, is an officer of NBC Cable Networks, an affiliate of NBC Multimedia, Inc. Mr. Zaslav disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 12,500 shares of which will not have vested, and all of which 20,000 shares Mr. Zaslav holds as nominee for National Broadcasting Company, Inc. and disclaims beneficial ownership thereof.
(10) Includes 720,461 shares held by Discovery Communications, Inc. Mr. Hendricks is an officer of Discovery Communications, Inc. and is a member of TiVo's Board of Directors. Mr. Hendricks disclaims beneficial ownership of, and exercises shared voting and investment power with respect to,such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 2,500 shares of which will not have vested.
(11) Includes 156,250 shares Mr. Komisar, a member of TiVo's Board of Directors, acquired pursuant to the exercise of stock options all of which shares are fully vested. Also includes 20,000 shares subject to stock options exercisable within 60 days of April 12, 2001, 1,667 shares of which will not have vested.
(12) Includes 1,667 shares subject to repurchase by TiVo within 60 days of April 12, 2001.
(13) Includes 2,603,903 shares subject to warrants exercisable within 60 days of April 12, 2001.
(14) Includes 1,770,782 shares subject to options exercisable within 60 days of April 12, 2001, 667,797 of which will have vested. Also includes 251,250 shares acquired pursuant to the exercise of stock options, 249,583 shares of which will have vested within 60 days.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

   The following table shows for the calendar years ended December 31, 2000, 1999 and 1998 compensation awarded or paid to, or earned by, TiVo's Chief Executive Officer and our two executive officers.

                       Summary of Executive Compensation

                                                               Long-Term
                                    Annual Compensation       Compensation
                              ------------------------------- ------------
                                                               Securities
Name and Principal                               Other Annual  Underlying   All Other
Position                 Year  Salary    Bonus   Compensation Options/SARs Compensation
------------------       ---- --------- -------- ------------ ------------ ------------
Michael Ramsay.......... 2000 $ 300,644 $ 22,500    $ --        150,000       $ --
 Chairman of the Board,  1999 $ 218,750 $    --     $ --        650,000       $ --
 President and Chief     1998 $ 150,000 $    --     $ --            --        $ --
 Executive Officer
James Barton............ 2000 $ 250,285 $ 20,000    $ --        100,000       $ --
 Sr. Vice President of   1999 $ 195,833 $    --     $ --        100,000       $ --
  Research
 and Development, Chief  1998 $ 148,000 $    --     $ --            --        $ --
 Technical Officer and
  Director
David H. Courtney....... 2000 $ 250,265 $ 20,000    $ --        100,000       $ --
 Sr. Vice President of
  Finance and            1999 $187,500* $ 69,000    $ --        305,782       $ --
 Administration and
 Chief Financial Officer 1998 $     --  $    --     $ --            --        $ --

--------
  * Mr. Courtney joined TiVo in 1999. His annualized 1999 salary was $225,000.

Stock Option Grants And Exercises

   TiVo grants options to its executive officers under its 1997 Equity Incentive Plan and 1999 Equity Incentive Plan. As of March 31, 2001, options to purchase a total of 9,434,079 shares were outstanding under the 1997 and 1999 Equity Incentive Plans and options to purchase 3,561,955 shares remained available for grant thereunder.

   The following tables show, for the calendar year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the executive officers listed on the "Summary of Executive Compensation" table above. The exercise price of each option was equal to the fair value of TiVo's Common Stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash, in shares of TiVo's Common Stock valued at fair value on the exercise date or through a cashless exercise procedure involving same-day sale of the purchased shares.

   The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% or 10% appreciation are calculated by:

  . multiplying the number of shares of Common Stock subject to a given option by the exercise price per share;

  . assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

  . subtracting from that result the aggregate option exercise price.

   The shares listed in the following table under "Number of Securities Underlying Options/SARs Granted" are subject to vesting. The stock options listed in the table vest ratably over 48 months. Each of the options has a ten-year term, subject to earlier termination if the optionee's service with us ceases. Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable. See the section below entitled "Certain Relationships and Related Transactions" for a description of the stock options that have been granted to Messrs. Ramsay, Barton and Courtney.

   Percentages shown under "Percent of Total Options/SARs Granted to Employees in 2000" are based on 3,949,850 options granted to TiVo's employees during the year ended December 31, 2000.

           Option/SAR Grants During the Year Ended December 31, 2000

                             Individual Grants
                         -------------------------
                                                                        Potential Realizable
                                                                          Value at Assumed
                          Number of    % of Total                       Annual Rates of Stock
                          Securities  Options/SARs Exercise              Price Appreciation
                          Underlying   Granted to   or Base                for Option Term
                         Options/SARs Employees in   Price   Expiration ---------------------
          Name           Granted (#)      2000     ($/Share)    Date      5% ($)    10% ($)
          ----           ------------ ------------ --------- ---------- ---------- ----------
Michael Ramsay..........   150,000        3.84%     $21.00    6/05/10   $1,981,018 $5,020,289
James Barton............   100,000        2.56%     $21.00    6/05/10   $1,320,679 $3,346,859
David H. Courtney.......   100,000        2.56%     $20.00    5/23/10   $1,257,789 $3,187,485

   The following table sets forth the number and value of securities underlying unexercised options that are held by the executive officers listed on the "Summary of Executive Compensation" table above. Amounts shown under the column "Value Realized" include the proceeds received from the options exercised, which is calculated by multiplying the deemed fair value per share on the date of exercise less the option exercise price per share times the number of shares exercised. Amounts shown under the column "Value of Unexercised In-the-Money Options/SARs at December 31, 2000" are based on the closing price of TiVo's Common Stock ($5.38) on December 29, 2000, as reported on the NASDAQ NMS, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. TiVo's stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by TiVo at the original exercise price, upon the optionholder's cessation of service prior to the vesting of the shares.

    Aggregated Option/SAR Exercises During the Year Ended December 31, 2000,
                 and Option/SAR Values as of December 31, 2000

                          Shares             Number of Securities
                         Acquired           Underlying Unexercised     Value of Unexercised,
                            on     Value   Options/SARs at December  In-the-Money Options/SARs
                         Exercise Realized       31, 2000 (#)        at December 31, 2000 ($)
          Name             (#)      ($)    Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -------- -------- ------------------------- -------------------------
Michael Ramsay..........   --      $ --          650,000 / --               $ -- / $ --
James Barton............   --      $  --         100,000 / --               $ -- / $ --
David H. Courtney.......   --      $  --         330,782 / --               $ -- / $ --

Employment Contracts, Employment Severance and Change of Control Agreements

   TiVo does not have employment agreements with any of its executive directors.

   The Board of Directors has approved change of control provisions for stock options granted to all employees, including TiVo's executive officers. Pursuant to the change of control provisions, employees are entitled to acceleration of vesting on a portion of stock options held by them in the event the employee is terminated or his or her job is materially changed following a change of control of the company. If change of control provisions are triggered, non-executive officer employees are entitled to acceleration of twenty-five percent (25%) of their unvested options and executive officer employees are entitled to acceleration of fifty percent (50%) of their unvested options. Under stock options granted to them, Mr. Ramsay and Mr. Barton are entitled to accelerated vesting on all of their outstanding options if the change of control provisions of their option grants are triggered.

Certain Relationships and Related Transactions

   Since January 1, 1999, TiVo sold an aggregate of 10,645,017 shares of preferred stock in the following rounds of private financings:

  . on January 20, 1999, TiVo sold 1,358,695 shares of Series D preferred stock at a per share price of $3.68;

  . on March 19, 1999, TiVo sold 270,270 shares of Series E preferred stock at a per share price of $7.40;

  . on April 13, 1999, TiVo sold 405,405 shares of Series F preferred stock at a per share price of $7.40;

  . on April 16, 1999, TiVo sold 1,013,513 shares of Series G preferred stock at a per share price of $7.40;

  . on April 23, 1999, TiVo sold 1,351,351 shares of Series H preferred stock at a per share price of $7.40;

  . on July 21, 1999 TiVo sold 3,121,994 shares of Series I preferred stock at a per share price of $10.41; and

  . on August 10, 1999 and September 9, 1999, TiVo sold an aggregate of
    3,123,789 shares of Series J preferred stock at a per share price of $10.41.

   Each of the foregoing private financings was made pursuant to preferred stock purchase agreements and investor rights agreements. The terms of those agreements (with the exception of amount and price) were substantially similar for the Series D through Series J financings, under which we made standard representations, warranties and covenants, and which provided the purchasers with rights of first offer and registrations rights. All of the material terms of the Series D through Series J agreements, with the exception of the registration rights, terminated upon the effective date of our initial public offering in September 1999. The table below shows the purchasers of Preferred Stock, which was converted to Common Stock at the time of the initial public offering , including directors, entities associated with directors, and holders of 5% or more of the our Common Stock:

                            Common     Common     Common     Common     Common
                          equivalent equivalent equivalent equivalent equivalent
                          shares of  shares of  shares of  shares of  shares of
                           Series F   Series G   Series H   Series I   Series J
                          Preferred  Preferred  Preferred  Preferred  Preferred
        Investor            Stock      Stock      Stock      Stock      Stock
        --------          ---------- ---------- ---------- ---------- ----------
DIRECTV, Inc. ..........   405,405
 (Larry N. Chapman)

NBC Multimedia, Inc. ...             1,013,513
 (David Zaslav)

Philips Venture Capital
 Fund B.V...............                        1,351,351
 (Jan P. Oosterveld)

Discovery
 Communications, Inc. ..                                    720,461
 (John S. Hendricks)

Sony Corporation of
 America, Inc. .........                                              2,643,482

   On September 13, 2000, TiVo closed the Investment Agreement with AOL for $200 million. Under the terms of the Investment, we issued 2,711,861 shares of redeemable Convertible Preferred Stock at $30.00 per share, 5,134,722 shares of Common Stock at $23.11 per share, 806,889 shares of which were subject to redemption as of December 31, 2000, two initial warrants to purchase an aggregate of 2,603,903 shares of Common Stock and two performance warrants to purchase an aggregate of up to 5,207,806 shares of Common Stock. The portion of Common Stock subject to redemption is shown as redeemable Common Stock on our consolidated financial statements. The two performance warrants are contingent upon future performance.

   On January 30, 2001, TiVo entered into the Second Amendment to the Investment Agreement with AOL, dated as of June 9, 2000, as amended by the First Amendment to the Investment Agreement, dated as of September 11, 2000. On January 30, 2001, the redemption feature was removed from 1,111,861 shares of Convertible Preferred Stock subject to redemption. These shares are now classified as Convertible Preferred Stock. Additionally, the redemption feature was removed from 806,889 shares of Common Stock subject to redemption. These shares are now classified as Common Stock. According to the Second Amendment to the Investment Agreement we issued amended warrants to AOL, which reduced the per share exercise price of AOL's warrant to purchase 2,308,475 shares of Common Stock from $23.11 to $7.29, and reduced the per share exercise price of AOL's warrant to purchase 295,428 shares of Common Stock from $30.00 to $7.29.

Option Grants to Executive Officers

   Mr. Courtney, TiVo's Chief Financial Officer, was granted an option to purchase 100,000 shares of Common Stock on May 23, 2000. He had previously been granted an option to purchase 254,818 shares of Common Stock on March 12, 1999. These options are subject to vesting as follows: 25% of the shares vest twelve months after the date of grant and 2.083% of the shares vest each month thereafter. On March 12, 1999, we also granted Mr. Courtney an option to purchase 50,964 shares of Common Stock. This option vests monthly over a four-year period that began upon the completion of TiVo's initial public offering in September 1999. The exercise price of both of these options is $20.00 per share and $1.00 per share, respectively. These options will expire ten years from their date of grant.

   On June 5, 2000, TiVo granted an option to purchase 150,000 shares of Common Stock to Michael Ramsay, TiVo's Chief Executive Officer, and an option to purchase 100,000 shares of Common Stock to TiVo's Chief Technical Officer, James Barton. They had previously been granted options to purchase 650,000 and 100,000 shares of Common Stock, respectively on June 16, 1999. These options are subject to vesting as follows: 25% of the shares vest twelve months after the date of grant and 2.083% of the shares vest each month thereafter. The exercise price of the 2000 options is $21.00 and the 1999 options is $6.50 per share. TiVo recorded $675,000 in deferred compensation expense in connection with the 1999 options as of December 31, 2000. The deferred compensation reflects the difference between the exercise price and the deemed fair market value of the Common Stock on the date of grant. These options will expire ten years from their date of grant.

Other Transactions with Executive Officers and Directors

   TiVo has entered into indemnity agreements with its directors that provide, among other things, that TiVo will indemnify these persons, under circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, and otherwise to the full extent permitted under Delaware law and TiVo's Bylaws.

   On April 13, 1999, in connection with the issuance and sale of Series F Preferred Stock to DIRECTV, we issued an aggregate of 2,981,196 shares of Common Stock to DIRECTV, at a per share purchase price of $2.50. Pursuant to the terms of a marketing agreement with DIRECTV, $2,822,168 of the Common Stock purchase price was paid by a promissory note maturing in 36 months, $2,981 of the purchase price was paid in past services and $4,627,841 of the purchase price was to be paid by future services. Of the 2,981,196 shares granted to DIRECTV in connection with the marketing agreement, 1,128,867 shares are subject to a right of repurchase held by TiVo. DIRECTV may repay the note either by providing bandwidth capacity at no additional charge or by paying in cash. At the end of the three year service period, if specified milestones are not achieved, TiVo will have the right to repurchase some or all of these shares at $.001 per share. Amortization of the prepaid marketing expense and the note receivable began in calendar year 2000. For the year ended December 31, 2000, $235,000 had been amortized for providing bandwidth as repayment of the note receivable as sales and marketing--related parties expense and $376,000 had been amortized for prepaid marketing expense as sales and marketing--related parties expense. The marketing agreement with DIRECTV provides for the promotion and support of our products and the TiVo Service on the DIRECTV satellite system. DIRECTV has agreed to give TiVo access to its subscribers and will actively market and promote TiVo and the TiVo Service. Specifically, DIRECTV has agreed to use its commercially reasonable efforts to encourage retailers to distribute TiVo's products and the TiVo Service. DIRECTV also has made broadcast time available via its DIRECTV Service infomercials and commercials that promote the TiVo Service and TiVo's products. DIRECTV has agreed to provide TiVo with access to DIRECTV subscribers for the purpose of mailing promotional materials relating to the TiVo Service and products that enable the TiVo Service. Further, DIRECTV has agreed to include advertising relating to our products and the TiVo Service on DIRECTV's website and in DIRECTV's On and See magazines. DIRECTV has also made available to TiVo a specified level of bandwidth on the DIRECTV system to expand and enrich the TiVo Service offered to DIRECTV subscribers.

   During the fourth quarter of 2000, TiVo, Philips, Sony, Hughes and DIRECTV signed nine-month marketing agreements to encourage the sales of the DIRECTV receiver with TiVo recorder. Under the terms of these agreements, TiVo recognizes a sales and marketing--related parties expense on each sale of a DIRECTV receiver with TiVo recorder to a consumer from an authorized DIRECTV dealer. All payments to dealers are made through DIRECTV. As of December 31, 2000, $1.2 million had been recognized as sales and marketing--related parties expense.

   On October 6, 2000, TiVo and DIRECTV signed a Warrant and Registration Rights Agreement. Under the terms of this agreement, DIRECTV has the right to purchase shares of TiVo Common Stock for each sale of the DIRECTV receiver with TiVo recorder. The strike price is calculated as the average daily closing price of a share of Common Stock as reported on the Nasdaq for the five trading days of the month in which the warrants were earned. As of December 31, 2001, DIRECTV had earned the right to be issued warrants to purchase 66,425 shares of Common Stock at exercises prices ranging from $5.58-$12.88.

   On March 31, 1999, TiVo entered into an agreement with Philips Business Electronics B.V., an affiliate of one of TiVo's stockholders, for the manufacture, marketing and distribution of personal video recorders that enable the TiVo Service. This agreement grants Philips the right to manufacture, market and sell personal video recorders that enable the TiVo Service in North America. TiVo also granted Philips the right to manufacture, market and sell personal video recorders in North America that incorporate both DIRECTV's satellite receiver and the TiVo Service. TiVo also granted Philips a license to its technology for the purpose of manufacturing personal video recorders and other devices that enable the TiVo Service. In addition, TiVo has agreed to subsidize Philips' manufacture and sale of the personal video recorders. The amount of the subsidy is formula-based and periodically adjusted based on Philips' manufacturing costs and selling prices. A portion of the subsidy is payable after shipment by Philips and the balance is payable after the subscription is activated. In addition to the manufacturing subsidy, TiVo has agreed to pay Philips a fixed amount per month for each Philips-branded personal video recorder that is owned by an active TiVo Service subscriber. As of December 31, 2000, we incurred $18.9 million sales and marketing--related parties expense. Of this amount, TiVo paid $16.0 million of March 31, 2001. Finally, the agreement with Philips provides that Philips will spend a specified amount on marketing activities related to Philips branded personal video recorders that enable the TiVo Service in order to promote, market and sell their personal video recorders.

   On April 16, 1999, in connection with the issuance and sale of Series G Preferred Stock to NBC Multimedia, Inc., TiVo entered into an agreement with NBC relating to the TiVo Service. Under the agreement, TiVo granted NBC preferential "anchor" placement on the Showcase screen of the TiVo Service. In addition, NBC programming packages and specials have been featured in TiVolution Magazine and NBC included NBC promotions and/or featured programs on the materials packaged with each personal video recorder. Under the agreement, the parties will feature each other as partners on their respective Internet websites with a link to the other's website. TiVo has also agreed to work with NBC to produce weekly showcases and special programming packages that highlight current and upcoming NBC programs. NBC also received the right to sell NBC merchandise through TiVo's couch commerce service and the right to include links to websites and other Internet content should such services be enabled on the TiVo Service during the term of the agreement with NBC. After our couch commerce area is launched, NBC will receive free placement in such area to sell NBC merchandise. In the event that TiVo enables Internet connection for the TiVo Service during the term of the NBC agreement, TiVo will ensure that any links and/or web content incorporated within NBC signals will be passed through to TiVo Service viewers As of December 31, 2000, TiVo has not launched the couch commerce service.

   On August 6, 1999, TiVo entered into a letter of intent with Sony for the manufacture, marketing and distribution of personal video recorders that enable the TiVo Service. Subject to certain limitations, this agreement grants Sony the right to manufacture, market and sell personal video recorders that enable the TiVo Service in North America. TiVo also granted Sony the right to manufacture, market and sell personal video recorders in North America that incorporates both DIRECTV's satellite receiver and the TiVo Service.

   TiVo has agreed to pay Sony a subsidy on each personal video recorder that is manufactured and sold by Sony. The amount of the subsidy is periodically adjusted based on Sony's manufacturing costs and selling prices. The subsidy amount paid to Sony is due when the personal video recorder is shipped. TiVo will record the subsidy as sales and marketing--related parties expense upon shipment of the personal video recorder by Sony. In addition to these amounts, TiVo has agreed to pay Sony a calculated amount per month for each Sony-branded personal video recorder that has an active subscription to the TiVo Service. For the year ended December 31, 2000, $22.3 million had been recognized as sales and marketing--related parties expense.

   TiVo believes that each of the foregoing transactions was in its and its stockholders' best interests. As a matter of policy, the transactions were, and all future transactions between TiVo and any of its officers, directors or principal stockholders, will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to TiVo than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Alsop, Komisar and Yang, none of whom are currently officers or employees of TiVo. The Committee is responsible for establishing TiVo's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

 Compensation Philosophy

   The goals of the compensation program are to align compensation with business objectives and performance and to enable TiVo to attract, retain and reward executive officers and other key employees who contribute to the long-term success of TiVo and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  . TiVo pays competitively with leading technology companies with which it competes for talent. To ensure that pay is competitive, TiVo regularly compares its pay practices with these companies and sets its pay parameters based on this review.

  . TiVo maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . TiVo provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to its business challenges and opportunities as owners and not just as employees.

   Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

   Annual Incentives. The annual Executive Bonus Plan is based on strategic, operational and functional performance. The actual incentive award earned depends on the extent to which corporate and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for TiVo and individual officers. TiVo's objectives consist of operating, strategic and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value. For calendar year 2000, these goals included the product release and retail launch of the DIRECTV receiver with TiVo, the launch of the BSkyB stand-alone recorder in the UK, the execution of agreements with specific consumer electronics partners, content providers and network partners and achievement of financial and subscriber targets.

   After the end of the year, the Committee evaluates the degree to which TiVo has met its goals and evaluates each participant's performance against the objectives. Bonuses are awarded based on the participant's contributions during the year. Awards are paid in cash and distributions are made in January following the performance year.

   Long-Term Incentives. TiVo's long-term incentive program consists of the Equity Incentive Plan. The incentive stock option program utilizes vesting periods (generally four years) to encourage key employees to continue in its employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Employees receive value from these grants only if the Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the technology industry and TiVo's philosophy of significantly linking executive compensation with stockholder interests. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

   Other Compensation. TiVo's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TiVo's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Corporate Performance and Chief Executive Officer Compensation

   Mr. Ramsay's base salary at the beginning of calendar year 2000 as President and Chief Executive Officer was $300,000. The Committee set Mr. Ramsay's base annual salary through 2001 at $325,000. This amount, in addition to annual incentives was estimated to provide an annual cash compensation level at the average as compared to a selected group of leading technology companies. In setting this amount, the Committee took into account (i) its belief that Mr. Ramsay is a Chief Executive Officer of a leading technology company who has significant and broad-based experience in the personal television industry,
(ii) the scope of Mr. Ramsay's responsibility, and (iii) the Board's confidence in Mr. Ramsay to lead TiVo's continued development. Considering these factors, Mr. Ramsay was granted an option in June 2000 to purchase 150,000 shares of Common Stock as an incentive for future performance, an amount the Committee determined was consistent with competitive practices.

   During 2000, TiVo achieved most, but not all, of its corporate objectives. The Committee rated Mr. Ramsay's individual performance as above average primarily reflecting his success in TiVo's achievement of most of the goals determined at the beginning of 2000.

Policy on Deductibility of Compensation

   Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

   The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive officer of TiVo. After consideration of the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under TiVo's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, TiVo's compensation philosophy and TiVo's best interests.

Conclusion

   Through the plans described above, a significant portion of TiVo's compensation program and Mr. Ramsay's compensation are contingent on TiVo's performance, and realization of benefits is closely linked to increases in long-term stockholder value. TiVo remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of TiVo's business may result in highly variable compensation for a particular time period.

                                          Compensation Committee

                                          Geoffrey Y. Yang
                                          Stewart Alsop
                                          Randy Komisar

Compensation Committee Interlocks and Insider Participation

   The members of TiVo's Compensation Committee are Messrs. Alsop, Komisar and Yang. None of the members of our Compensation Committee is currently or has been, at any time since its formation, an officer or employee. Prior to the formation of the Compensation Committee, all decisions regarding compensation for directors, officers, employees and consultants and administration of stock and incentive plans were made solely by the Board of Directors.

Stock Performance Measurement Comparison

   The following graph shows a comparison of cumulative total stockholder returns for TiVo's Common Stock, the Nasdaq Stock Market Index for U.S. Companies and the Standard & Poor's 500 Index. The graph assumes the investment of $100 on September 29, 1999, the date of TiVo's initial public offering. The data regarding TiVo assumes an investment at the initial public offering price of $16.00 per share of TiVo's Common Stock. All values assume reinvestment of the full amount of all dividends and are calculated as of December 29, 2000. The performance shown is not necessarily indicative of future performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   TIVO INC., NASDAQ STOCK MARKET AND S&P 500

                              [PERFORMANCE GRAPH]


                                        Cumulative Total Return
                                   9/99           12/99          12/00

TiVo, Inc.                        $100.00         210.94         33.59
Nasdaq Stock Market (U.S.)        $100.00         147.33         90.49
S&P 500 Index                     $100.00         114.88        104.09

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TiVo's directors and executive officers and persons who own more than ten percent of a registered class of TiVo "s equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of TiVo. Reporting Persons are required by SEC regulation to furnish TiVo with copies of all Section 16(a) forms they file.

   To TiVo's knowledge, based solely on a review of the copies of such reports furnished to TiVo and written representations from certain Reporting Persons that no other reports were required, TiVo believes that during calendar year ended December 31, 2000 all Reporting Persons complied with all applicable filing requirements with the exception of Mr. Ramsay, President and Chief Executive Officer, who on one occasion inadvertently failed to timely file a Form 4. In addition, a Form 3 was not filed for Mr. Zaslav, a member of the Board of Directors, when he joined the Board but was subsequently filed.

Relationship with Independent Public Accountants

   The firm of independent public accountants recommended by the Audit Committee and selected by the Board of Directors for fiscal year 2002 is Arthur Andersen LLP. The Board of Directors expects that the representatives of Arthur Andersen LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

Incorporation by Reference

   In TiVo's filings with the SEC, information is sometimes "incorporated by reference". This means that TiVo is referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that your are reading. TiVo's 2000 Annual Report is incorporated by reference. Based on SEC regulations, the performance graph on page 21 of this proxy statement, the "Compensation Committee Report" on page 19 and "Report of the Audit Committee" on page 7 specifically are not incorporated by reference into any other filings with the SEC.

   This proxy statement is sent to you as part of the proxy materials for the 2001 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of TiVo stock.

Availability of Additional Information

   Copies of the TiVo's 2000 Annual Report have been distributed to stockholders. Additional copies and additional information, including the Annual Report on Form 10-K filed with the SEC, are available without charge from Investor Relations, 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002. The annual report, proxy statement and Form 10-K are also available on TiVo's web site at http://www.tivo.com.

Stockholder Proposals for 2002 Annual Stockholders' Meeting

   The deadline for submitting a stockholder proposal for inclusion in TiVo's proxy statement and form of proxy for TiVo's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 is March 2, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must give timely notice thereof in writing to the Secretary of TiVo. To be timely, a stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on April 16, 2002 nor earlier than the close of business on March 17, 2002, and must otherwise satisfy the requirements of

TiVo's Bylaws. If the date of the 2002 Annual Meeting changes by more than thirty (30) days from the date of the 2001 Annual Meeting, such stockholder's proposal or nomination must be delivered to or mailed and received at TiVo's principal executive offices no later than ten (10) calendar days following the first public announcement of the revised date of the 2002 Annual Meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the 2002 Annual Meeting: (i) a brief description of the business desired to be brought before the 2002 Annual Meeting and the reasons for conducting such business at the 2002 Annual Meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of TiVo stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in the TiVo's Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in TiVo's Bylaws.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Michael Ramsay
                                          Michael Ramsay
                                          Chairman of the Board, Chief
                                           Executive Officer and President

Alviso, California
April 30, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                   TIVO INC.


                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of TiVo Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2001, and hereby appoints Michael Ramsay and David H. Courtney, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Stockholders of TiVo Inc., to be held on June 15, 2001, at 10:00 a.m., at the offices of Latham & Watkins at 135 Commonwealth Drive, Menlo Park, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of four directors to hold office until the 2004 Annual Meeting of Stockholders; (2) for the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending January 31, 2002 and make certain other changes; and as said proxies deem advisable on such other matters as may come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as in this example.

1  Election of Directors          [_] FOR all nominees (except as indicated)   [_] WITHHOLD authority to vote for all nominees

   Nominees:  James Barton, Michael J. Homer, Stewart Alsop and David M. Zaslav

   If you wish to withhold authority to vote for any individual nominee, strike a line through that individual's name.

2.  To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 31,
    2002.   [_] FOR            [_] AGAINST                 [_]ABSTAIN


                                                        Note: This Proxy should be marked, dated, signed by the stockholder(s)
                                                        exactly as his or her name appears hereon and returned in the enclosed envelope.

                                                        SIGNATURE(S)
                                                                    ---------------------------------------------------------

                                                        DATE
                                                            -----------------------------------------------------------------

                                                        Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE
